EXHIBIT 4.3

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated August 4, 2016 (the “Agreement”) is entered into by and among Revlon Escrow Corporation, a Delaware corporation (“Escrow Corp”) and wholly owned subsidiary of Revlon Consumer Products Corporation, a Delaware corporation (the “Company”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. (the “Representatives”), as representatives for the initial purchasers listed in Schedule A hereto (collectively, the “Initial Purchasers”).

Upon consummation of the Acquisition (as defined in the Purchase Agreement) of Elizabeth Arden, Inc., a Florida corporation (“Arden”), and the assumption of the obligations under the Indenture (as defined below), the Company, Arden and each of the other guarantors listed in Schedule 1 hereto (such guarantors, together with Arden, the “Guarantors”) will execute and deliver a Joinder Agreement hereto substantially in the form attached as Annex B hereto (the “Joinder Agreement”) and shall thereby join this Agreement.

References herein to the “Issuer” refer (i) prior to consummation of the Acquisition, solely to Escrow Corp and (ii) following consummation of the Acquisition and upon execution of the Joinder Agreement, to the Company.

Escrow Corp and the Initial Purchasers are, and, after giving effect to the Joinder to the Purchase Agreement referred to therein, the Company and the Guarantors will be, parties to the Purchase Agreement dated July 21, 2016 (the “Purchase Agreement”), which provides for the sale by Escrow Corp to the Initial Purchasers of $450,000,000 aggregate principal amount of Escrow Corp’s 6.250% Senior Notes due 2024 (the “Securities”), which will be guaranteed on an senior unsecured basis by each of the Guarantors.  As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.           Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Additional Guarantor” shall mean any subsidiary of the Company that executes a Guarantee under the Indenture after the Acquisition Date (as defined in the Purchase Agreement).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Escrow Corp” shall have the meaning set forth in the preamble and shall also include Escrow Corp’s successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Issuer and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean unsecured senior notes issued by the Issuer and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“FINRA” shall mean Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Issuer or used or referred to by the Issuer in connection with the sale of the Securities or the Exchange Securities.

“Guarantees” shall mean the guarantees of the Securities and the Exchange Securities by the Guarantors under the Indenture.

“Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successors and any Additional Guarantors.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof

“Indenture” shall mean the Indenture relating to the Securities, dated as of August 4, 2016, among Escrow Corp and U.S. Bank National Association, as trustee, as supplemented by the Supplemental Indenture to be entered into by and among the Company, the Guarantors and the Trustee, upon consummation of the Acquisition, for the purpose of the Company assuming Escrow Corp’s obligations under the Indenture and the Guarantors providing a guarantee of the Securities, and as the same may be amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiii) hereof.

“Issuer” shall have the meaning set forth in the preamble and shall also include the Issuer’s successors.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Joinder Agreement” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Issuer or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Issuer shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Non-Underwritten Shelf Takedown” shall have the meaning set forth in Section 3(e) hereof.

“Paragraph (ii) Suspension Period” shall have the meaning set forth in Section (2)(d)(ii).

“Paragraph (iii) Suspension Period” shall have the meaning set forth in Section (2)(d)(iii).

 “Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Registration Statement remains effective for 180 days, (ii) when such Securities cease to be outstanding, or (iii) such Securities have been, or are eligible to be, sold in compliance with Rule 144.

“Registration Expenses” shall mean any and all reasonable and documented expenses incident to performance of or compliance by the Issuer and the Guarantors with this Agreement, including without limitation:  (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuer and the Guarantors and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Issuer and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Issuer and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, including an Exchange Offer Registration Statement and a Shelf Registration Statement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Representatives” shall have the meaning set forth in the preamble.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuer and the Guarantors that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority of the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Suspension Periods” shall have the meaning set forth in Section (2)(d)(iii).

 “Target Registration Date” shall have the meaning set forth in Section 2(d) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(f) hereof.

“Underwritten Offering” shall have the meaning set forth in Section 3(f) hereof.

“Underwritten Offering Notice” shall have the meaning set forth in Section 3(f) hereof.

2.           Registration Under the Securities Act.

(a)           To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Issuer and the Guarantors shall use their commercially reasonable efforts to (i) prepare and file with the SEC an Exchange Offer Registration Statement covering an offer to the Holders to exchange all their Registrable Securities for Exchange Securities and (ii) cause such Exchange Offer Registration Statement to become effective under the Securities Act and keep such Exchange Offer Registration Statement effective until 180 days after the last Exchange Date for use by one or more Participating Broker-Dealers.  The Issuer and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their commercially reasonable efforts to complete the Exchange Offer.

The Issuer and the Guarantors shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)           that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)           the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)           that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)           that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)           that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, facsimile or e-mail transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Issuer and the Guarantors that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuer or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Issuer and the Guarantors shall:

(i)           accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)           deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Issuer and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities validly tendered and not properly withdrawn by such Holder; provided that in the case of any Registrable Securities held in global form by a depositary, authentication and delivery to such depositary of one or more Exchange Securities in global form in an equivalent principal amount thereto for the account of such Holder in accordance with the Indenture shall satisfy such authentication and delivery requirement.

The Issuer and the Guarantors shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer.  Except as contemplated by this Agreement, the Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b)           In the event that (i) the Issuer and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or cannot be completed promptly after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff or (ii) any Holder of Registrable Securities shall notify (a “Shelf Request”) the Issuer within 20 Business Days of the initial filing of the Exchange Offer Registration Statement that such Holder (A) is prohibited by applicable law or SEC policy from participating in the Exchange Offer or (B) is a Participating Broker-Dealer and holds Securities (including the Initial Purchasers who hold Securities as part of an unsold allotment from the original offering of the Securities) acquired directly from the Issuer or one of its affiliates, the Issuer and the Guarantors shall use their commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective.

In the event that the Issuer and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (ii) of the preceding sentence, the Issuer and the Guarantors shall use their commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by any Holder that meets the requirements of (A) or (B) of clause (ii) of the preceding sentence, after completion of the Exchange Offer.

The Issuer and the Guarantors agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date that is 365 days after the date such Shelf Registration Statement becomes effective (the “Shelf Effectiveness Period”) or, if earlier, until such date as all Registrable Securities covered by the Shelf Registration Statement shall have been sold.  The Issuer and the Guarantors further agree to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Issuer for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable.  The Issuer and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c)           The Issuer and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof.  Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d)           (i) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.  A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

(ii)           In the event that the Exchange Offer is not completed or the Shelf Registration Statement, if required pursuant to Section 2(b) hereof, does not become effective on or prior to October 28, 2017 (the “Target Registration Date”), the interest rate on the Registrable Securities will be increased by 0.25% per annum for the first 90-day period and will increase by an additional 0.25% per annum with respect to each subsequent 90-day period, until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, becomes effective, or the obligation to conduct the Exchange Offer and/or file the Shelf Registration Statement terminates pursuant to Section 2(g), at which time, in each case, the interest rate on the Registrable Securities shall revert to the original interest rate on the Closing Date; provided, however, that in no event will such additional interest exceed 1.00% per annum; provided, further, in the event that the chief executive officer, chief financial officer, chief accounting officer or chief legal officer of the Issuer has determined, in the good faith exercise of his or her reasonable business judgment, that filing the Exchange Offer Registration Statement, or causing the completion of the Exchange Offer or the effectiveness of the Shelf Registration Statement, would require the Issuer or the Guarantors to disclose a material financing, acquisition, disposition or other corporate development and that such disclosure is not in the best interests of the Issuer and the Guarantors, the Target Registration Date may be suspended, from time to time, for up to 90 days in the aggregate, taken together with any Paragraph (iii) Suspension Period, so long as such condition exists (each, a “Paragraph (ii) Suspension Period”).

(iii)           If the Shelf Registration Statement, if required hereby, has become effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by 0.25% per annum for the first 90-day period commencing on the 31st day in such 12-month period, and will increase by an additional 0.25% per annum with respect to each subsequent 90-day period, and ending on such date that the Shelf Registration Statement has again become effective or the Prospectus again becomes usable, at which time, the interest rate on the Registrable Securities shall revert to the original interest rate on the Closing Date; provided, however, that in no event will such additional interest exceed 1.00% per annum; provided, further, in the event that the chief executive officer, chief financial officer, chief accounting officer or chief legal officer of the Issuer has determined, in the good faith exercise of his or her reasonable business judgment, that keeping the Shelf Registration Statement effective would require the Issuer or the Guarantors to disclose a material financing, acquisition, disposition or other corporate development and that such disclosure is not in the best interests of the Issuer and the Guarantors, the foregoing requirement to keep the Shelf Registration Statement effective and the Prospectus therein usable may be suspended, from time to time, for up to 90 days in the aggregate, taken together with any Paragraph (ii) Suspension Period, so long as such condition exists (each, a “Paragraph (iii) Suspension Period” and, together with each Paragraph (ii) Suspension Period, the “Suspension Periods”).

(e)           Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuer and the Guarantors acknowledge that any failure by the Issuer or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.

(f)           The Issuer represents, warrants and covenants that it (including its agents and representatives) will not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus without the prior written consent of the Representatives.

(g)           Notwithstanding the foregoing, the obligation of the Issuer and the Guarantors to effect the Exchange Offer and/or file a Shelf Registration Statement pursuant to Section 2(a) and Section 2(b) shall terminate on the date that is two years after the date of this Agreement or, if earlier, on the first date on which no Registrable Securities are held by the Holders.

3.           Registration Procedures.

(a)           In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Issuer and the Guarantors shall as promptly as practicable, subject to the terms and limitations otherwise provided herein:

(i)           prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Issuer and the Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)           prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof; cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)           in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus or preliminary prospectus, and any amendment or supplement thereto, as such Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Issuer and the Guarantors consent to the use of such Prospectus, preliminary prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or any amendment or supplement thereto in accordance with applicable law;

(iv)           use their commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such other jurisdictions of the United States of America as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with the FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Issuer nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) consent to general service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(v)           notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective and when any amendment or supplement to the Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Issuer of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Issuer or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Issuer or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein, in light of the circumstances in which they were made, not materially misleading and (6) of any determination by the Issuer or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus would be appropriate;

(vi)           use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest reasonable possible moment and provide immediate notice to each Holder of the withdrawal of any such order or such resolution;

(vii)           in the case of a Shelf Registration, upon written request, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each effective Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested in writing);

(viii)           in the case of a Shelf Registration, cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations (subject to applicable requirements set forth in the Indenture) and registered in such names (to the extent the delivery of securities is consistent with the provisions of the Indenture) as such Holders may reasonably request at least three Business Days prior to the closing of any sale of Registrable Securities;

(ix)           in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(v)(5) hereof, use their commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Issuer and the Guarantors shall notify the Holders of Registrable Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Issuer and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission;

(x)           a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, give the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) the reasonable opportunity to participate in the preparation of such Registration Statement, Prospectus, amendment or supplement or document to be incorporated by reference;

(xi)           obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xii)           cause or maintain the Indenture’s qualification under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be reasonably required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiii)           in the case of a Shelf Registration, upon reasonable advance notice, make reasonably available for inspection by a representative of the Holders of the Registrable Securities (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority of the Holders of Registrable Securities to be included in such Shelf Registration and any attorneys and accountants designated by such Underwriter, all pertinent financial and other records, documents and properties of Parent and its subsidiaries, at a location where they are normally kept and during normal business hours at reasonable times and in a reasonable manner, and shall, upon reasonable advance notice, use reasonable efforts to cause the respective officers, directors and employees of the Issuer and the Guarantors to make available all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement, in each case, as is customary for similar “due diligence” examinations; provided that any information that is provided by the Issuer shall be kept confidential by such persons, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Issuer or through a third party without an accompanying obligation of confidentiality, or the Issuer consents to the non-confidential treatment of such information;

(xiv)           if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein in accordance with the terms of this Agreement and make all required filings of such Prospectus supplement or such post-effective amendment reasonably promptly after the Issuer has received notification of the matters to be so included in such filing;

(xv)           in the case of a Shelf Registration, enter into such customary agreements and take all such other customary actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by a Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering, and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of Parent and its subsidiaries and the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when reasonably requested, (2) obtain opinions of counsel to the Issuer and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in an underwritten offering) to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, (3) obtain “comfort” letters from the independent certified public accountants of the Issuer and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Issuer or any Guarantor, or of any business acquired by the Issuer or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus or Prospectus and (4) in the case of an Underwritten Offering, deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Issuer and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement; and

(xvi)           until the Issuer and the Guarantors shall have complied with all of their obligations under Section 2 of this Agreement, cause each Additional Guarantor, within five Business Days after becoming a party to the Indenture, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart to the Initial Purchasers no later than five Business Days following the execution thereof.

(b)           In the case of a Shelf Registration Statement, the Issuer may require each Holder of Registrable Securities to furnish to the Issuer such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Issuer and the Guarantors may from time to time reasonably request in writing, and the Issuer may exclude from such registration the Registrable Securities of any Holder that unreasonably fails to furnish such information within 20 Business Days after receiving such request, without prejudice to that Holder’s right to request participation in subsequent amendments to or filings of a Shelf Registration Statement.

(c)           In the case of a Shelf Registration Statement, each Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Issuer and the Guarantors of the happening of any event of the kind described in Section 3(a)(v)(3) or 3(a)(v)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(ix) hereof and, if so directed by the Issuer and the Guarantors, such Holder will deliver to the Issuer and the Guarantors all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)           If the Issuer and the Guarantors shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Issuer and the Guarantors shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.  The Issuer and the Guarantors may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 45 days in any 90-day period and such suspensions shall not exceed an aggregate of 90 days in any 360-day period; provided that the Issuer may not suspend the effectiveness of the Shelf Registration Statement to avoid its obligations hereunder.

(e)           At any time that a Shelf Registration Statement shall be effective with respect to Registrable Securities of a Holder and such Holder desires to initiate an offering or sale of all or part of such Holder’s Registrable Securities that does not constitute an Underwritten Offering (a “Non-Underwritten Shelf Takedown”), such Holder shall so indicate in a written request delivered to the Issuer no later than two Business Days prior to the expected date of such Non-Underwritten Shelf Takedown, which request shall include (i) the type and total number of Registrable Securities expected to be offered and sold in such Non-Underwritten Shelf Takedown and (ii) the expected plan of distribution of such Non-Underwritten Shelf Takedown.  For the avoidance of doubt, unless otherwise agreed to by the Holder submitting the request for a Non-Underwritten Shelf Takedown, no other Holder shall have the right to participate in such Non-Underwritten Shelf Takedown.

(f)           The Holders of Registrable Securities covered by a Shelf Registration Statement also may from time to time request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered under such Shelf Registration Statement and does not include any marketing efforts by the Issuer or its management, including a “block trade” (an “Underwritten Offering”); provided that in the case of each such Underwritten Offering, the Registrable Securities proposed to be sold shall have an aggregate offering price of at least $15 million.  All requests for Underwritten Offerings shall be made by giving written notice to the Issuer (an “Underwritten Offering Notice”).  Each Underwritten Offering Notice shall specify (i) the approximate number of Registrable Securities to be sold in the Underwritten Offering and (ii) the name(s) of the investment bank or investment banks and manager or managers (each, an “Underwriter”) that will administer the offering, which Underwriters will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, subject to the approval of the Issuer, which approval shall not be unreasonably withheld.  For the avoidance of doubt, unless otherwise agreed to by the Holders requesting the Underwritten Offering, no other Holder shall have the right to participate in such Underwritten Offering.

4.           Participation of Broker-Dealers in Exchange Offer.

(a)           The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Issuer and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)           In light of the above, and notwithstanding the other provisions of this Agreement, the Issuer and the Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) of this Agreement), if requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above.  The Issuer and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c)           The Initial Purchasers shall have no liability to the Issuer, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

5.           Indemnification and Contribution.

(a)           Escrow Corp and, upon execution of the Joinder Agreement on the Acquisition Date, the Company and each Guarantor, jointly and severally agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors, employees and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented legal fees of counsel reasonably selected by the Representatives and other reasonable and documented out-of-pocket expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or any Holder furnished to the Issuer in writing through the Representatives or through any selling Holder expressly for use therein.  In connection with any Underwritten Offering permitted by Section 3, Escrow Corp and, upon execution of the Joinder Agreement on the Acquisition Date, the Company and each Guarantor, jointly and severally will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Initial Purchasers and Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b)           Each Holder agrees, severally and not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, Escrow Corp, Initial Purchasers, the other selling Holders, each Person, if any, who controls Escrow Corp, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act of Section 20 of the Exchange Act and, upon execution of the Joinder Agreement on the Acquisition Date, the Company, the Guarantors, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages, liabilities and expenses that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Issuer in writing by such Holder (including information furnished by such Holder indirectly through the Representatives) expressly for use in any Registration Statement and any Prospectus.

(c)           If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person, the Indemnifying Person shall be entitled to participate in and, to the extent that it shall elect, jointly with all other Indemnifying Persons similarly notified, by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person; provided, however, if the defendants in any such action include both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have reasonably, based on advice of counsel, concluded that a conflict may arise between the positions of the Indemnifying Person and the Indemnified Person in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Persons which are inconsistent with those available to the Indemnifying Person, the Indemnifying Person or Indemnifying Persons shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Persons or Indemnified Persons (it being understood, however, that the Indemnifying Person shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each relevant jurisdiction)).  Upon receipt of notice from the Indemnifying Person to such Indemnified Person of such Indemnifying Person’s election so to assume the defense of such action and approval by the Indemnified Person of counsel, the Indemnifying Person will not be liable to such Indemnified Person under this Section 5 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof unless (i) the Indemnified Person shall have employed separate counsel in accordance with the provision to the immediately preceding sentence (it being understood, however, that the Indemnifying Person shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by the Representatives (in the case of counsel representing the Initial Purchasers or their related persons), representing the Indemnified Persons who are parties to such action) or (ii) the Indemnifying Person shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the Indemnifying Person.  The Indemnifying Person under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent (A) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such action, suit or proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the aggregate amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Escrow Corp and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, Escrow Corp and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the Company, Escrow Corp and the Guarantors, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Escrow Corp and the Guarantors, on the one hand, or by the Holders, on the other hand, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Issuer, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 5, (i) in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of paragraphs (d) and (e) of this Section 5, each person, if any, who controls a Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Issuer or the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Issuer or the Guarantors, subject in each case to clauses (i) and (ii) of this Section 5(e).  The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f)           The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)           The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Issuer or the Guarantors or the officers or directors of or any Person controlling the Issuer or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.           General.

(a)           No Inconsistent Agreements.  The Issuer and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Issuer or any Guarantor under any other agreement and (ii) neither the Issuer nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no such consent need be obtained to the extent such amendment, modification, supplement, waiver or consent is proposed to be made (i) to cure any ambiguity, defect or inconsistency; (ii) to evidence the succession of another person to the Issuer and the assumption by any such successor of the covenants of the Issuer herein; (iii) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder in any material respect and, in each case, the Issuer delivers an opinion of counsel and officer’s certificate to the Trustee certifying that the amendment, modification, supplement, waiver or consent complies with this Section 6(b); and provided further, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.  Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail (return receipt requested), facsimile, e-mail or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuer by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Issuer and the Guarantors, initially at the Issuer’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).  All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when confirmation of transmission has been recorded by the sender’s facsimile machine, if sent by facsimile; upon actual receipt, if e-mailed; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.  The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuer or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)           Third-Party Beneficiaries.  Each Holder shall be a third-party beneficiary to the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed signature page by facsimile transmission or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Agreement.

(g)           Headings.  The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof

(h)           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York.  The parties hereto agree that any suit or proceeding arising in respect of this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and the parties hereto agree to submit to the jurisdiction of, and to venue in, such courts.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

(i)           Entire Agreement; Severability.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  The Issuer, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

REVLON ESCROW CORPORATION

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
For themselves and on behalf of
the several Initial Purchasers listed in
Schedule I hereto.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Adam Cady
	Name:	Adam Cady
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ David Leland
	Name:	David Leland
	Title:	Managing Director

[Signature Page to Registration Rights Agreement]

Schedule 1

Guarantors

Guarantor Name	State or Other Jurisdiction of Incorporation or Organization
Almay, Inc.	Delaware
Bari Cosmetics, Ltd.	Delaware
Charles Revson Inc.	New York
North America Revsale Inc.	New York
OPP Products, Inc.	Delaware
PPI Two Corporation	Delaware
Revlon Consumer Corp.	Delaware
Revlon Development Corp.	Delaware
Revlon Government Sales, Inc.	Delaware
Revlon International Corporation	Delaware
Revlon Real Estate Corporation	Delaware
Riros Corporation	New York
Riros Group Inc.	Delaware
SinfulColors Inc.	Delaware
Realistic Roux Professional Products Inc.	Delaware
Beautyge U.S.A., Inc.	Delaware
Roux Laboratories, Inc.	New York
Art & Science, Ltd.	Illinois
Beautyge Brands USA, Inc.	Delaware
Creative Nail Design, Inc.	California
Roux Properties Jacksonville, LLC	Florida
RML, LLC	Delaware
Elizabeth Arden, Inc.	Florida
DF Enterprises, Inc.	Delaware
Elizabeth Arden (Financing), Inc.	Florida
Elizabeth Arden International Holding, Inc.	Florida
Elizabeth Arden Travel Retail, Inc.	Delaware
FD Management, Inc.	Delaware
RDEN Management, Inc.	Delaware

S1-1

Schedule 2

Initial Purchasers

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Macquarie Capital (USA) Inc.
Barclays Capital Inc.

S2-1

Annex A

Counterpart to Registration Rights Agreement

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated as of August 4, 2016 by and among Revlon Escrow Corporation, a Delaware corporation, and Merrill Lynch, Pierce,

Fenner & Smith Incorporated and Citigroup Global Markets Inc., on behalf of themselves and the other Initial Purchasers) to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of                 , 20.

By:
Name:
Title:

Annex A

Annex B

JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT
[   ], 2016

Reference is hereby made to the Registration Rights Agreement, dated as of August 4, 2016 (the “Registration Rights Agreement”), by and between Revlon Escrow Corporation (“Escrow Corporation”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., on behalf of themselves and the other Initial Purchasers.  Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the meanings given them in the Registration Rights Agreement.

1.           Joinder of the Company.  Revlon Consumer Productions Corporation, a Delaware corporation (“Revlon”), hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as the “Issuer” therein and as if Revlon executed the Registration Rights Agreement on the date thereof.

2.           Joinder of the Guarantor.  Each other signatory hereto (each, a “Guarantor”), hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as “Guarantor” therein and as if such Guarantor executed the Registration Rights Agreement on the date thereof.

3.           Governing Law.  This Joinder Agreement, and any claim, controversy or dispute arising under or related to this Joinder Agreement, shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York.  The parties hereto agree that any suit or proceeding arising in respect of this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and the parties hereto agree to submit to the jurisdiction of, and to venue in, such courts.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

4.           Counterparts.  This agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile, email or other electronic transmission (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

5.           Amendments.  No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

6.           Headings.  The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

REVLON CONSUMER PRODUCTS CORPORATION

By:
Name:
Title:

[EACH GUARANTOR], as Guarantor

By:
Name:
Title:

[Signature Page to Joinder Agreement to Registration Rights Agreement]